EXHIBIT 10.2

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED CONVERTIBLE DEBENTURE

C-MARK INTERNATIONAL, INC.

Secured Convertible Debenture

December 31, 2007

No.	US$3,500,000

This Secured Convertible Debenture (the “Debenture”) is issued on December 31, 2007 (the “Closing Date”) by C-Mark International, Inc., a South Carolina corporation (the “Company”), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01                                 Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder by December 31, 2009 (the “Maturity Date””) in lawful money of the United States of America and in immediately available funds the principal sum of Three Million Five Hundred Thousand U.S. Dollars (US$3,500,000) together with interest on the unpaid principal of this Debenture at the following rate:  (a) twelve percent (12%) per annum compounded monthly from the date hereof.  Interest shall be computed on the basis of a 365-day year and the actual days elapsed and the Holder shall deduct two (2) interest payments at each Closing (as defined in the Securities Purchase Agreement).  The Company is hereby obligated to redirect payment of all of its accounts receivable to the Holder, which shall deduct any fees, Redemption Premium (as defined herein) and interest owing from the receivables.

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Section 1.02                                 Optional Conversion.  The Holder is entitled, at its option, to convert, and sell on the same day or at any subsequent time, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value US$.0001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to $0.05 per share (the “Fixed Price”) The Fixed Price may also be referred to as the “Conversion Price”.  As used herein, “Principal Market” shall mean The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange.  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  Within three (3) days of receipt of a Conversion Notice from the Holder, the Company may redeem any conversion for cash in lieu of issuing the Conversion Shares using the Redemption Premium when the price of the common stock is below the Fixed Price.  In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

Section 1.03                                 Reservation of Common Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.  If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04                                 ..Borrowing Base Compliance Formula. The Borrowing Base Compliance Formula as set forth below shall at all times be a minimum of Two Hundred Fifty Percent (250%). The Borrowing Base Compliance Formula shall equal the sum of the backlog, receivables and current projects divided by the sum of the trade payables (which for purposes of this formula shall include the principal balance due under the Convertible Debentures) and cost of goods to complete the current projects and cost of goods to complete the backlog.. In the event the Company is not in compliance with the Borrowing Base Compliance Formula, it shall be obligated to reduce the principal balance due under the Convertible Debentures to an amount that will bring it into compliance.

Section 1.05                                 Repayment.  Subject to compliance at all times with Section 1.04, hereof, the Company shall make interest only payments for months one through six (1 – 6) following the Closing Date.  Thereafter, the Company shall be obligated to make minimum principal payments of one hundred thousand dollars ($100,000) per month in months seven through nine (7 – 9) following the Closing Date; one hundred fifty thousand dollars ($150,000) per month in months ten through twelve (10 – 12) following the Closing Date; two hundred thousand dollars ($200,000) per month in months thirteen through twenty-four (13 – 24) following the Closing Date and a balloon payment of three hundred fifty thousand dollars ($350,000) at maturity.  The Company shall pay a ten percent (10%) premium for all principal amounts redeemed.  For the avoidance of doubt, the parties have attached hereto as Schedule A the payment schedule assuming only the minimum payments are made as set forth above.  Additionally, the Company shall be obligated to redirect payment of the accounts receivable on each project.  The Holder shall deduct any fees, redemption premium, and interest owing from the receivables.  Holder shall deduct two (2) interest payments at the Closing on the then outstanding balance.  At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock.  In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock.  If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on:  (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made.  A number of shares of Common Stock with a value equal to the amount of interest due shall be issued.  No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

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Section 1.06                                 Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar.  The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.  The Company may act in any such capacity.

Section 1.07                                 Secured Nature of Debenture.  This Debenture is secured by all of the assets and property of the Company and by a direct participation in and direct right of redirection of the payments relating to all of the Company’s account’s receivable, as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the “Security Agreement”).  As set forth in the Security Agreement, Holder’s security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

Section 1.08                                 Currency Exchange Rate Protections.

(a)             “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on the Closing Date.

(b)             “Repayment Exchange Rate” means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by in the London edition of the Financial Times on such date.

(c)            If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way ofexample, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 Shares will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be.

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(d)            If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. “Cash Payment Date Exchange Rate” means in relation to each Repayment Date or Interest Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date.  By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57.

Section 1.09                                 Payment by Account.  The Company shall inform each of its accounts that on the business day prior to tendering any payment pursuant to such account’s Job, the account shall provide notice by fax and email of such Account’s name, the Job number and the amount being paid to:

Trafalgar Capital Advisors
Attention: Ivy Press, V. P. Client Services
Facsimile: (786) 323-1651
Email: ipress@trafcap.com

The Account shall then be permitted to tender payment for the Job to:

The Bank of New York, NY
Swift:  IRVTUS3N
Account Name:  DZ Bank International S.A.
                                                        Luxembourg
Account #  8900433892
Reference:  For further credit to Trafalgar Capital Specialized InvestmentFund
Attn:  OS Fondstransaktionen

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ARTICLE II.

Section 2.01                                 Amendments and Waiver of Default.  The Debenture may not be amended.  Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01                                 Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company’s transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company’s receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof.  Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Securities Purchase Agreement”), convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02                                 Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Securities Purchase Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.  The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01                                 Rights and Terms of Conversion.  This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02                                 Re-issuance of Debenture.  When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.03                                 Termination of Conversion Rights.  The Holder’s right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

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ARTICLE V.

Section 5.01                                 Anti-dilution.  In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02                                 Consent  of Holder to Sell Capital Stock or Grant Security Interests.  Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8.

ARTICLE VI.

Section 6.01                                 Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	C-Mark International, Inc.
4130 E. Van Buren, Suite 325
Phoenix, AZ 85008
Attn: Mr. Charles Jones, CEO
Telephone: (602) 443-8640
Facsimile: (602) 443-8646

With a copy to:	The O’Neal Law Firm, P.C.
17100 E. Shea Blvd., Suite 400-D
Fountain Hills, AZ 85268
Attention: William D. O’Neal, Esq.
Telephone: (480) 812-5058
Facsimile: (480) 816-9241

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If to the Holder:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

Section 6.02                                 Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forumnonconveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03                                 Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04                                 Entire Agreement and Amendments.  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05                                 Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

C-MARK INTERNATIONAL, INC.

By: /s/ Charles W. Jones, Jr.
Name: Charles W. Jones, Jr.
Title: Chief Executive officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$ of the principal amount of the above Debenture into Shares of Common Stock of C-Mark International, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	US$
Amount of Debenture unconverted:	US$
Conversion Price per share:	US$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

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Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number: